AMENDMENT TO NOTE RELATED TO STOCK PURCHASE



                  THIS AMENDMENT, dated as of January 15, 1999 (the "Amendment") to that certain promissory note (the "Note"), dated January 13, 1989, by and between Mr. Louis A. Guzzetti, Jr. ("Purchaser") as borrower, and Envirosource, Inc. (the "Company") as lender, entered into in connection with the purchase on January 19, 1989 of 46,750 shares of Company Common Stock (the "Stock"), recites and provides as follows:

                  WHEREAS, the Purchaser executed the Note in exchange for funds used to purchase such Stock at the Company's request in order to permit the purchase of the Stock on terms arranged by the Company with the Company's bankruptcy estate trustee;

                  WHEREAS, at the time the Company negotiated such Stock purchase, the Company desired to acquire the Stock and certain other common stock offered with it as part of a block sale, but was precluded from such acquisition by certain contractual obligations of the Company;

                  WHEREAS, the Company and the Purchaser, at the time the Note and Stock purchase were executed, understood such Stock purchase to have been undertaken at the Company's request in furtherance of Company objectives;

                  WHEREAS, the Purchaser has requested an adjustment to the outstanding principal balance of the Note to reflect a decline in value of the Stock so purchased, and Company has agreed to such adjustment subject to satisfaction of certain conditions and for other good and valuable consideration described hereinbelow; and

                  WHEREAS, all acts necessary to constitute this Amendment as a valid and binding instrument have been done;

                  NOW, THEREFORE, THIS AMENDMENT TO NOTE RELATED TO STOCK PURCHASE, WITNESSETH, that:

                  1. As of the date hereof, the principal amount of the Note is reduced from its currently outstanding balance of $535,400 (which amount includes capitalized interest accrued and unpaid by Purchaser through the date hereof) to $50,000 (the "Revised Principal Amount").

                  2. From and after the date hereof, interest shall accrue on the Revised Principal Amount at a per annum rate of 6%, compounded monthly, and shall be payable in cash on the last business day of each calendar month through its final maturity date.

                  3. The Revised Principal Amount, and any accrued and unpaid interest thereon, shall be due and payable in full on January 31, 1999.

                  4. In consideration of the foregoing, Purchaser agrees to sell the Stock not later than January 31, 1999, either to the Company, to the Company's designee, or on the open market, as the Company shall direct. If sold to the Company or its designee, the price per share of Stock shall be the average of the closing price on NASDAQ for Company Common Stock for the 5 business days preceding the date of purchase. Purchaser further agrees to waive any claim it may have against the Company arising out of or otherwise connected with the execution of the Note and the Stock purchase described hereinabove.

                  5. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, NOTWITHSTANDING ANY PENNSYLVANIA OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

                  6.  This   Amendment   may  be   executed  in  any  number  of
counterparts, each of which so executed shall be deemed to be an original, but all such counterparts together constitute but one and the same instrument.

                  7. Except as specifically amended hereby, the Note is in all respects ratified and confirmed. From and after the date hereof, each reference to the Note shall be deemed to be a reference to such document as amended hereby. Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Note.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to Note Related to Stock Purchase to be duly executed, in the case of the Company by an officer duly authorized to execute this Amendment, as of the 15th day of January, 1999.

                            ENVIROSOURCE, INC., as lender

                            By: /s/LEON Z. HELLER
                               -----------------
                            Name: Leon Z. Heller
                            Title: Vice President, General Counsel and Secretary

                            LOUIS A. GUZZETTI, Jr., as borrower

                            /s/LOUIS A. GUZZETTI, JR.
                            -------------------------